Crown Equity Holdings Inc. Announces Formation of Subsidiary, New Office Location and Resignation of Director

Las Vegas, Nevada, August 23, 2006 (OTC BB CRWE) -- Crown Equity Holdings Inc. announced that it has formed a wholly-owned subsidiary, Crown Trading Systems, Inc., a Nevada corporation. Crown Trading Systems, Inc. has been formed to develop a new computer system that will allow online traders to utilize as many as 16 monitors while they are trading. In its testing, the Company has experienced positive results on numerous trading platforms and hopes to start selling the computer system soon. As part of its business plan, the Company has leased office space in Las Vegas, Nevada. The Company's office space is located at 9680 West Tropicana, Suite 110-117, Las Vegas, NV 89147 and the Company's new phone number is (702) 425-1725. The Company's website is www.crowntradingsystems.com.

Additionally, Harold Gewerter, director of the Company, has resigned and been replaced by Claudia Zaman, the Company's CEO and CFO.

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Crown Equity Holdings Inc.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of the effectiveness of management's strategies and decisions, general economic and business conditions, new or modified statutory or regulatory requirements and changing price and market conditions. No assurance can be given that these are all the factors that could cause actual results to vary materially from the forward-looking statements.